UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2009

BIOANALYTICAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-23357	35-1345024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On December 31, 2009, Bioanalytical Systems, Inc. (“BASi”) and PNC Bank, as successor by merger to National City Bank (“PNC”) executed a Fifth Amendment to the Amended and Restated Credit Agreement (the “Credit Agreement”) (collectively, the “Credit Facility”).

The Credit Facility may be drawn up to a maximum aggregate principal amount of the lesser of $3,000,000 or the “Borrowing Base” of Bioanalytical Systems, Inc. (as defined in the Credit Agreement).   Interest on the outstanding balance of advances is payable on the last day of each calendar month with respect to each Prime Rate Advance (as defined in the Credit Agreement). The entire principal balance of advances together with all accrued and unpaid interest, and all fees and charges are due upon the maturity date.

Under the amended Credit Facility (i) the maturity date of the line of credit was extended from December 31, 2009 to January 15, 2010 and (ii) the interest prior to maturity or default on outstanding principal balance of advances was changed to a per annum rate equal to the LIBOR plus nine percent (9%), and in the event the LIBOR becomes unavailable, the interest rate will be the Prime Rate plus six percent (6%). In addition, BAS Evansville, Inc., a subsidiary of BASi, executed a Reaffirmation of Replacement Subsidiary Guaranty to guaranty BASi's obligations under the Credit Facility.

The foregoing discussion of the Credit Facility is entirely qualified by reference to the Credit Agreement, which is attached as Exhibit 10.1, and incorporated herein by this reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under and Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

10.1	Fifth Amendment to Amended and Restated Credit Agreement between Bioanalytical Systems, Inc. and PNC Bank, as successor to National City Bank, executed December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOANALYTICAL SYSTEMS, INC.

Date: December 31, 2009	By:	/s/ Michael R. Cox
Michael R. Cox
Vice President, Finance and Administration,
Chief Financial Officer and Treasurer

Exhibit Index

Exhibit No.	Description

10.1	Fifth Amendment to Amended and Restated Credit Agreement between Bioanalytical Systems, Inc. and PNC Bank, as successor to National City Bank, executed December 31, 2009.